EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 29, 2007 relating to the consolidated financial statements and financial statement schedule of BJ Services Company (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2007.

/s/ Deloitte & Touche LLP

March 28, 2008

Houston, Texas